Exhibit 10.1

FIRST AMENDMENT TO THE INTERIM INVESTMENT ADVISORY

AND

ADMINISTRATIVE SERVICES AGREEMENT

This FIRST AMENDMENT TO THE INTERIM INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES AGREEMENT (this “Amendment”), effective as of June 21, 2017, is entered into by and between FIRST CAPITAL INVESTMENT CORPORATION, a Maryland corporation (the “Corporation”), and FCIC ADVISORS LLC, a Delaware limited liability company (the “Adviser”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement (defined below).

WHEREAS, the Corporation and the Adviser are parties to that certain Interim Investment Advisory and Administrative Services Agreement, dated March 31, 2017 (the “Agreement”);

WHEREAS, pursuant to Rule 15a-4(b)(2) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), (i) advisory fees paid pursuant to the Agreement shall be held in an interest-bearing escrow account and be payable to the Adviser following approval of a new advisory agreement in the manner provided for in Rule 15a-4(b)(2)(vi) of the Investment Company Act and (ii) the Agreement shall be terminable, without the payment of a penalty, by the Corporation’s board of directors (the “Board”) or a majority of the Corporation’s outstanding voting securities on not more than 10 calendar days’ written notice to the Adviser; and

WHEREAS, the Corporation and the Adviser desire to amend the Agreement in order to comply with Rule 15a-4(b)(2) of the Investment Company Act.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Section 3.

The following Section 3(c) is hereby added to the Agreement:

(c) Rule 15a-4(b)(2)(vi) Compliance. Pursuant to Rule 15a-4(b)(2)(vi) of the Investment Company Act: (i) the compensation earned by the Adviser hereunder will be held in an interest-bearing escrow account with the Corporation’s custodian or a bank; (ii) if a majority of the Corporation’s outstanding voting securities approve a new advisory agreement between the Corporation and the Adviser by the end of the 150-day period, the amount in the escrow account (including interest earned) will be paid to the Adviser; and (iii) if a majority of the Corporation’s outstanding voting securities do not approve a new advisory agreement between the Corporation and the Adviser, the Adviser will be paid, out of the escrow account, the lesser of: (a) any costs incurred in performing the Agreement (plus interest earned on that amount while in escrow); or (b) the total amount in the escrow account (plus interest earned).

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2.	Amendment to Sections 9(a) and 9(b).

Sections 9(a) and 9(b) of the Agreement are hereby amended and restated in their entirety as follows:

(a) Term and Effectiveness. This Agreement shall become effective as of the date hereof and shall terminate on the earlier of (i) the effective date of a new advisory agreement between the Corporation and the Adviser, if any, that has been approved by a vote of the majority of the outstanding voting securities of the Corporation, (ii) 150 days from the date hereof, and (iii) termination pursuant to Section 9(b) hereof. The term “majority of the outstanding voting securities,” when used herein, shall have the meaning set forth in the Investment Company Act.

(b) Termination. This Agreement may be terminated at any time, without the payment of any penalty, (a) by the Board or a majority of the Corporation’s outstanding voting securities on not more than 10 calendar day’s written notice to the Adviser, or (b) by the Adviser on 120 days’ written notice to the Corporation. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed to it under Section 3 through the date of termination or expiration, the provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof.

3.	Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Except as expressly set forth herein, the Agreement remains unmodified and unchanged and the parties hereto ratify and confirm the Agreement as amended hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date above written.

FIRST CAPITAL INVESTMENT CORPORATION

By:	/s/ Pat Clemens
Name:	Pat Clemens
Title:	President and Chief Executive Officer

FCIC ADVISORS LLC

By:	/s/ Pat Clemens
Name:	Pat Clemens
Title:	Chief Executive Officer

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